UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2020

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in its Charter)

1-4694	Delaware	36-1004130
(Commission File Number)	(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RRD	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 14, 2020, R. R. Donnelley & Sons Company, a Delaware corporation (the “Company”), and RR Donnelley Logistics Services Worldwide, Inc., a Delaware corporation (“Donnelley Logistics” and together with the Company, the “Sellers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with TForce Worldwide, Inc. a Delaware corporation (the “Buyer”), and TForce Holdings USA, Inc. a Delaware corporation, pursuant to which the Buyer will acquire the Company’s DLS Worldwide logistics business (the “Business”) for a cash purchase price of $225 million, subject to a customary working capital adjustment and an escrow of $22.5 million.

The transaction is subject to execution and delivery of certain closing agreements and certificates, the satisfaction or waiver of customary closing conditions and receipt of required regulatory approvals. Subject to those conditions, the parties expect to complete the transaction within the next sixty days.

The Purchase Agreement contains customary representations, warranties and covenants, as well as customary indemnification provisions subject to specified limitations.

The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary description of the Purchase Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein, the Purchase Agreement is not intended to be a source of factual, business, or operational information about the parties, and investors should not rely on the representations or warranties, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties.

Item 7.01	Regulation FD Disclosure.

On September 15, 2020, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is hereby furnished pursuant to Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement, dated as of September 14, 2020, among R. R. Donnelley & Sons Company, Donnelley Logistics Services Worldwide, Inc., TForce Worldwide, Inc. and TForce Holdings USA, Inc.

99.1	Press release dated September 15, 2020

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: September 15, 2020	By:	/s/ Terry D. Peterson
	Name:	Terry D. Peterson
	Title:	Executive Vice President and Chief Financial Officer